                                                                   EXHIBIT 23.6




                           CONSENT OF NOMINEE DIRECTOR


         Pursuant to Rule 438, promulgated under the Securities Act of 1933, as amended, I, E. T. Whalen, hereby consent to the use of my name and any references to me as a nominee director of Dynamex Inc. (the "Company") in this Registration Statement of the Company.

Dated:  May 28, 1996

                                                           By: /s/ E. T. Whalen
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                                                               E. T. Whalen